UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2017

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24911 Avenue Stanford

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2017, Wesco Aircraft Hardware Corp. (the “Borrower”), Wesco Aircraft Holdings, Inc. (“Wesco”) and certain of Wesco’s subsidiaries entered into the Sixth Amendment to Credit Agreement (the “Amendment”) to the credit agreement, dated as of December 7, 2012, by and among Wesco, the Borrower, Barclays Bank PLC (“Barclays”), as administrative agent, collateral agent, issuing lender and swingline lender, and the other lenders and agents party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Amendment modifies the Credit Agreement to increase the Excess Cash Flow Percentage (as such term is defined in the Credit Agreement) to 75%, provided that the Excess Cash Flow Percentage shall be reduced to (i) 50%, if the Consolidated Total Leverage Ratio (as such term is defined in the Credit Agreement) is less than 4.00:1.00 but greater than or equal to 3.00:1.00, (ii) 25%, if the Consolidated Total Leverage Ratio is less than 3.00:1.00 but greater than or equal to 2.50:1.00 and (iii) 0%, if the Consolidated Total Leverage Ratio is less than 2.50:1.00.

The Amendment further modifies the Credit Agreement to reduce the maximum amount permitted to be incurred under a Capped Incremental Facility (as such term is defined in the Credit Agreement) to zero, unless the Consolidated Total Leverage Ratio, after giving effect to the incurrence of any incremental loans or commitments and the use of proceeds thereof, on a pro forma basis, would be (i) less than 4.00:1.00 but greater than or equal to 3.50:1.00, in which case the Capped Incremental Facility would be increased to $75 million or (ii) less than 3.50:1.00, in which case the Capped Incremental Facility would be increased to $150 million.

The Amendment also modifies the Credit Agreement to increase the Consolidated Total Leverage Ratio levels in the financial covenant set forth in the Credit Agreement to a maximum of 6.25:1.00 for the quarters ending September 30, 2017, December 31, 2017 and March 31, 2018, with step-downs to 6.00:1.00 for the quarters ending June 30, 2018 and September 30, 2018; 5.75:1.00 for the quarter ending December 31, 2018; 5.50:1.00 for the quarter ending March 31, 2019; 5.25:1.00 for the quarter ending June 30, 2019; 4.75:1.00 for the quarters ending September 30, 2019, December 31, 2019 and March 31, 2020; 4.00:1.00 for the quarters ending June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021; and 3.00:1.00 for the quarter ending June 30, 2021 and thereafter. As of September 30, 2017, Wesco was in compliance with the foregoing covenant (as amended).

All other material terms of the Credit Agreement remain the same. This summary of the Amendment and the Credit Agreement (as amended by the Amendment) does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1

Sixth Amendment to Credit Agreement, dated as of November 2, 2017, by and among Wesco Aircraft Holdings, Inc., Wesco Aircraft Hardware Corp., the other subsidiaries party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2017	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer

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